Exhibit 4.1

COMMON STOCK COMMON STOCK
XP
INCORPORATED UNDER THE LAWS SEE REVERSE FOR CERTAIN
OF THE STATE OF DELAWARE DEFINITIONS AND RESTRICTIONS
CUSIP 98411C 10 0
THIS CERTIFIES THAT
is the registered holder of: AUTHORIZED SIGNATURE FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE OF
XENOPORT, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate TRANSFER AGENT AND REGISTRAR properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and all amendments thereto, copies of which are on file at the office of the Corporation, to which the holder, by acceptance hereof assents. This certificate is not valid until countersigned and registered by the transfer agent and registrar.
WITNESS the facsimile seal of the Corporation and the T facsimile signatures of its duly authorized officers.
WITNESS the facsimile seal of the Corporation and the
Dated:
SECRETARY
facsimile signatures of its duly authorized officers.
CHIEF EXECUTIVE OFFICER

XENOPORT, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM-as tenants in commonUNIF GIFT MIN ACT- Custodian (Cust) (Minor) TEN ENT-as tenants by the entireties under Uniform Gifts to Minors JT TEN-as joint tenants with right of survivorship andAct not as tenants in common (State) UNIF TRF MIN ACT- Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)
Shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated X X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
SIGNATURE(S) GUARANTEED:WHATEVER. By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.